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Exhibit 24.1

         POWER OF ATTORNEY

Each director and/or officer of MIVA, Inc. (the "Corporation") whose signature appears below hereby constitutes and appoints Peter A. Corrao, Sebastian Bishop and Lowell W. Robinson as the undersigned's attorneys-in-fact, or any of them individually as the undersigned's attorney-in-fact, each with full power of substitution and revocation, to sign, in the undersigned's name and on his behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the "Form 10-K"), and likewise to sign and file with the Commission any and all amendments to the Form 10-K, hereby ratifying and confirming all that the said attorney-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands this 14th day of March, 2008.

Date	Signature	Title

3-14-08	/s/ Peter A. Corrao Peter A. Corrao	Chief Executive Officer and Director
3-10-08	/s/ Sebastian Bishop Sebastian Bishop	President, Chief Marketing Officer and Director
3-14-08	/s/ Lowell W. Robinson Lowell W. Robinson	Chief Financial and Chief Operating Officer
3-10-08	/s/ Lawrence Weber Lawrence Weber	Chairman of the Board of Directors
3-11-08	/s/ Gerald W. Hepp Gerald W. Hepp	Director
3-12-08	/s/ Joseph P. Durrett Joseph P. Durrett	Director
3-8-08	/s/ Adele Goldberg Adele Goldberg	Director
3-6-08	/s/ Mark W. Opzoomer Mark W. Opzoomer	Director
3-10-08	/s/ Lee S. Simonson Lee S. Simonson	Director

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  Exhibit 24.1